UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.___)

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Via Renewables, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIA RENEWABLES, INC.

12140 Wickchester Ln., Suite 100

Houston, Texas 77079

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Via Renewables, Inc.:

Notice is hereby given that a Special Meeting of Shareholders of Via Renewables, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, on March 20, 2023, at 10:00 a.m. Central Time (the “Special Meeting”). The Special Meeting is being held to vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding (i) Class A common stock, par value $0.01 per share (the “Class A common stock”), at a ratio between 1 for 2 to 1 for 5 and (ii) Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), at a ratio between 1 for 2 to 1 for 5, such ratios to be determined by the Chief Executive Officer or the Chief Financial Officer of the Company (the “Authorized Officers”), or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”), without further approval or authorization of the Company’s shareholders, during a period of time not to exceed the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s shareholders at the Special Meeting. The Company may also transact any such other business as may properly come before the Special Meeting.

The proposal is described in the accompanying proxy materials. You will be able to vote at the Special Meeting if you held shares of the Company’s Class A common stock or Class B common stock at the close of business on February 13, 2023. Holders of shares of our 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) generally have no voting rights and, accordingly, are not entitled to vote on any matters at the Special Meeting.

Only shareholders of record at the close of business on February 13, 2023 (the “record date”) are entitled to vote at the Special Meeting. The accompanying proxy statement (this “Proxy Statement”) provides detailed information about the matters to be considered at the Special Meeting. Please read it carefully. The Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders are first being made available to shareholders on or about February 15, 2023.

YOUR VOTE IS IMPORTANT

To assure that your shares are represented at the Special Meeting, please promptly date, sign and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the Special Meeting. We urge you to promptly vote your shares of Common Stock in advance of the Special Meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you attend the Special Meeting. Voting your shares of Common Stock in advance of the Special Meeting will not prevent you from attending the Special Meeting and voting in person. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote in person at the Special Meeting, you must obtain from your broker or other nominee a proxy issued in your name.

By Order of the Board of Directors,

W. Keith Maxwell, III Chief Executive Officer Houston, Texas February 15, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 20, 2023

The Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting of Shareholders is available free of charge at www.proxyvote.com.

VIA RENEWABLES, INC.

12140 Wickchester Ln., Suite 100

Houston, Texas 77079

PROXY STATEMENT

2023 SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of your proxy by the Board of Directors of the Company (the “Board”) for the Special Meeting that will be held on March 20, 2023, at 10:00 a.m. Central Time, at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079. This Proxy Statement, along with a proxy card or voting instruction form and Notice of Special Meeting of Shareholders are first being mailed to our shareholders of record on or about February 15, 2023. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares of Common Stock at the Special Meeting. Those persons will also be authorized to vote your shares of Common Stock to adjourn the Special Meeting from time to time and to vote your shares at any adjournments or postponements of the Special Meeting.

Shareholders of Record and Beneficial Owners

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and the proxy materials, including a proxy or voting instruction card, are being sent directly to you.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the shareholder of record with respect to those shares. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote in person at the Special Meeting. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail should follow the instructions included in the proxy materials to transmit voting instructions.

QUORUM AND VOTING

Voting Stock. Holders of our Common Stock are entitled to vote at the Special Meeting. The shares of Class A common stock and Class B common stock will vote together as a single class on all matters. Each shareholder is entitled to one vote for each share of Class A common stock and one vote for each share of Class B common stock owned by them on the record date. Holders of shares of our Series A Preferred Stock generally have no voting rights and, accordingly, are not entitled to vote on any matters at the Special Meeting.

You may vote by any of the following four methods:

•

Internet. Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the enclosed proxy card, and you can confirm that your vote has been properly recorded. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time (“ET”) on March 19, 2023. You will need to have the control number that appears on your proxy card available.

•	Telephone. Vote by telephone by following the instructions on the enclosed proxy card. Voice prompts allow you to vote your shares of Common Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. ET on March 19, 2023. You will need to have the control number that appears on your proxy card available.

•	Mail. You can vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by us before the voting polls close at the Special Meeting to be counted.

•	In person. You may attend and vote at the Special Meeting. You can obtain directions to the Special Meeting at https://viarenewables.com/contact-us/.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Special Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Special Meeting if you are able to attend in person. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote in person at the Special Meeting. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

Even if you plan to attend the Special Meeting in person, please vote your proxy in advance of the Special Meeting using one of the methods above as soon as possible so that your shares of Common Stock will be represented at the Special Meeting if for any reason you are unable to attend in person. You may revoke your proxy in writing at any time before it is exercised at the Special Meeting by delivering to the Company a written notice of the revocation, by submitting your vote electronically through the Internet or by phone after the grant of the proxy, or by signing and delivering to the Company a proxy with a later date than the proxy previously submitted. Your attendance at the Special Meeting will not revoke the proxy unless you give written notice of revocation to us before the proxy is exercised or unless you vote your shares of Common Stock in person at the Special Meeting.

Record Date. The record date for shareholders of Common Stock entitled to notice of and to vote at the Special Meeting was the close of business on February 13, 2023. As of the record date, 15,857,766 shares of Class A common stock were outstanding and entitled to be voted at the Special Meeting (which excludes 144,594 shares of Class A common stock that were held in treasury by the Company as of the record date and which are not entitled to be voted at the Special Meeting) and 20,000,000 shares of Class B common stock were outstanding and entitled to be voted at the Special Meeting. Holders of shares of Series A Preferred Stock generally have no voting rights and, accordingly, are not entitled to vote on any matters at the Special Meeting.

Quorum and Adjournments. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The Chairman of the meeting or a majority of the outstanding shares of Common Stock entitled to vote who are present in person or by proxy at the Special Meeting have the power to adjourn the Special Meeting from time to time, without notice other than an announcement at the Special Meeting; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At any adjourned Special Meeting at which a quorum is present, the Company may transact any business that might have been transacted at the Special Meeting.

Vote Required. The amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split requires the affirmative vote of the holders of at least 66 2⁄3% in voting power of the outstanding shares of Common Stock of the Company entitled to vote thereon, voting together as a single class.

An automated system that Broadridge Financial Solutions administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners. Brokers are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Broker non-votes generally occur because the broker does not receive voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers have discretionary voting authority with respect to the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) will count in determining whether a quorum is present at the Special Meeting. Abstentions will have the effect of votes cast against the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

Default Voting. A proxy that is properly completed and submitted will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted FOR the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

If any other business properly comes before the shareholders for a vote at the Special Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Special Meeting.

References herein to the “Company,” “we,” “us,” “our,” and similar terms refer to Via Renewables, Inc. and its subsidiaries unless the context indicates otherwise.

2

PROPOSAL ONE

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding (i) Class A common stock at a ratio between 1 for 2 to 1 for 5 and (ii) Class B common stock at a ratio between 1 for 2 to 1 for 5, such ratios to be determined by the Authorized Officers, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”), without further approval or authorization of the Company’s shareholders, during a period of time not to exceed the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s shareholders at the Special Meeting. The Board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’s shareholders for approval.

If the shareholders approve this proposal, the Authorized Officers will have discretion to implement the Reverse Stock Split as described below in the section entitled “Discretion to Implement the Reverse Stock Split”. The form of the Certificate of Amendment is attached as Annex A to this Proxy Statement.

Reasons for the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase the per share market price of our Common Stock. This may increase the acceptability of the Class A common stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices, or make the Class A common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. The reduction in the number of issued and outstanding shares of Class A common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the market price of our Class A common stock to a level above the current market trading price.

While our Board believes that the shares of Class A common stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect the market price. Further, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Class A common stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Class A common stock will increase following the Reverse Stock Split or that the market price of the Class A common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of the Class A common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Class A common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Class A common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Additionally, the liquidity of trading in the Class A common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in the per share stock price as a result of the Reverse Stock Split is not sustained. In addition, the Reverse Stock Split may increase the number of shareholders who own odd lots (less than 100 shares) of the Class A common stock. Following the Reverse Stock Split, the resulting per share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Class A common stock may not improve.

Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our shareholders, the Authorized Officers will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all on or prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s shareholders at the Special Meeting. If the trading price of our Class A common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

3

If our shareholders approve this proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Authorized Officers, in consultation with the Board, that the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders at that time. No further action on the part of the shareholders will be required to either effect or abandon the Reverse Stock Split. If our Authorized Officers do not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s shareholders at the of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split will be abandoned.

The market price of our Class A common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Class A common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders. Notwithstanding the decrease in the number of outstanding shares of Class A common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

As a result of the Reverse Stock Split, (i) every two to five shares of our Class A common stock issued and outstanding prior to the Reverse Stock Split will be automatically combined into one share of Class A common stock and (ii) every two to five shares of our Class B common stock issued and outstanding prior to the Reverse Stock Split will be automatically combined into one share of Class B common stock. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not change any shareholder’s percentage ownership interest in the Company, except for such changes as may result from the treatment of fractional shares as described in more detail below.

The Reverse Stock Split will not change the terms of the Common Stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

As described in more detail below, the Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of Common Stock. This increase in shares of Common Stock available for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law or the requirements of an applicable stock exchange) in one or more transactions that could make a change in control or takeover of the Company and the removal of incumbent management more difficult. For example, additional shares of Common Stock could be issued by the Company so as to dilute the stock ownership or voting power of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of shareholders. Such dilution will cause a party attempting a takeover to be required to buy more shares of Common Stock and to expend additional resources to accomplish a takeover. The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the Company, nor are we currently contemplating any such anti-takeover plan.

We will also adjust and proportionately decrease the number of shares of the Common Stock issuable upon exercise or vesting of, and adjust and proportionately increase the exercise price of, existing equity awards under the Company’s Second Amended and Restated Long Term Incentive Plan (as amended, the “Incentive Plan”), pursuant to the terms thereof. In addition, as of the effective time of the Reverse Stock Split, we will adjust and proportionately decrease the number of shares of Common Stock that may be the subject of future grants or awards under our Incentive Plan.

Exchange Act Matters

Our Class A common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Class A common stock under the Exchange Act or our reporting or other requirements thereunder. Our Class A common stock is currently traded and following the Reverse Stock Split will continue to be traded, on the NASDAQ Global Select market under the symbol “VIA” subject to our continued satisfaction of the NASDAQ Global Select market listing requirements. There is no public market for our Class B common stock. Note, however, that the CUSIP number for our Class A common stock will change in connection with the Reverse Stock Split. Our Class B common stock does not have a CUSIP number and we do not intend obtain one in connection with the Reverse Stock Split.

4

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 120,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock. While the Reverse Stock Split will decrease the number of outstanding shares of Common Stock, it will not change the number of authorized shares under our Certificate of Incorporation. Consequently, the Reverse Stock Split will have the effect of increasing the number of shares of Common Stock available for issuance under our Certificate of Incorporation.

Our Board believes that the availability of additional authorized but unissued shares of Common Stock will provide the Company with additional flexibility to issue additional shares of Common Stock for a variety of general corporate purposes as our Board may determine to be desirable including, without limitation, raising capital, future financings, investment opportunities, acquisitions, or other distributions. Our Board has not authorized the Company to take any action with respect to the additional shares that would be available for issuance as a result of the Reverse Stock Split, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of Common Stock that would be available for issuance as a result of the Reverse Stock Split.

The issuance of additional shares of Common Stock available for issuance as a result of the Reverse Stock Split may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of Common Stock.

Rounding in Lieu of Issuing Fractional Shares

The Reverse Stock Split will affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such shareholder owning a fractional share. The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, the Company will round up to the nearest whole share any shareholder’s share ownership to the extent such shareholder would be entitled to receive less than one share of Common Stock or greater as a result of the Reverse Stock Split.

Accounting Treatment

The par value of the Common Stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally from its present amount, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. The per share Common Stock net income or loss and any other per common share amount will be increased because there will be fewer shares of the Common Stock outstanding and we will adjust historical per share amounts set forth in our future financial statements. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The discussion below is only a summary of certain U.S. federal income tax considerations related to the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax considerations or consequences. This summary addresses only those shareholders who hold their pre-Reverse Stock Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Stock Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations or consequences that could be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax considerations and consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that could be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

5

The Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•	shareholders should not recognize any gain or loss as a result of the Reverse Stock Split;

•	the aggregate basis of a shareholder’s pre-Reverse Stock Split shares will become the aggregate basis of the shares held by such shareholder immediately after the Reverse Stock Split; and

•	the holding period of the shares owned immediately after the Reverse Stock Split will include the shareholder’s holding period before the Reverse Stock Split.

THE ABOVE DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES. IT WAS WRITTEN SOLELY IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN IN CONNECTION WITH THE REVERSE STOCK SPLIT.

Required Vote

The amendment of the Certificate of Incorporation to effect the Reverse Stock Split in this proposal requires the affirmative vote of the holders of at least 66 2⁄3% in voting power of the outstanding shares of Common Stock of the Company entitled to vote thereon, voting together as a single class.

Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock outstanding as of February 13, 2023 that is owned by:

•	each person or group known to us to beneficially own more than 5% of any class of our outstanding voting securities;

•	each director, director nominee and named executive officer; and

•	all of our directors and executive officers as a group.

All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 12140 Wickchester Ln., Suite 100, Houston, Texas 77079.

	Class A common stock beneficially owned(1)(2)			Class B common stock beneficially owned(1)		Combined voting
Name of beneficial owner	Number	Percentage		Number	Percentage	power(3)
Five percent Shareholders:
W. Keith Maxwell III(4)	3,668,747	23.1%		20,000,000	100%	66.0%
BlackRock, Inc.(5)	902,105	5.7%		—	—	2.5%
Renaissance Technologies LLC(6)	806,648	5.1%		—	—	2.3%
Directors, director nominee and named executive officers:
W. Keith Maxwell, III(4)	3,668,747	23.1%		20,000,000	100%	66.0%
Kenneth M. Hartwick	44,141	*	%	—	—	*	%
Nick W. Evans, Jr	37,117	*	%	—	—	*	%
Amanda E. Bush	13,645	*	%	—	—	*	%
Mike Barajas	5,105	*	%	—	—	*	%
Paul Konikowski	1,873	*	%	—	—	*	%
Barbara Clay	16,219	*	%	__	__	*	%
Directors and current executive officers as a group (7 total)(2)	3,786,847	23.9%		20,000,000	100%	66.3%

_______________

*	Less than one percent
(1)

Each holder of a common unit of Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo”) has the right to exchange all or a portion of its Spark HoldCo common units (together with a corresponding number of shares of Class B common stock) for Class A common stock (or cash at Via Renewables, Inc.’s or Spark HoldCo’s election) at an exchange ratio of one share of Class A common stock for each Spark HoldCo common unit (and corresponding share of Class B common stock) exchanged. For additional information, please see “Certain Relationships and Related Party Transactions—Spark HoldCo LLC Agreement.”

(2)

Excludes the following number of RSUs issued under our Incentive Plan, which may be settled in cash or shares of Class A Common stock or a combination of both at the Company’s election: 268,621 RSUs for Mr. Maxwell; 15,973 RSUs for Mr. Hartwick, 7,047 RSUs for Ms. Bush; 80,443 RSUs for Mr. Barajas; 41,587 RSUs for Mr. Konikowski; and 33,271 RSUs for Ms. Clay.

(3)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock entitles its holder to one vote on all matters to be voted on by shareholders generally.

(4)

Reflects (i) 3,668,747 shares of Class A common stock held directly by W. Keith Maxwell III (representing 10.2% of the combined voting power), (ii) 19,725,000 shares of Class B common stock held directly by Retailco, LLC (representing 55.0% of the combined voting power), and (iii) 275,000 shares of Class B common stock held directly by NuDevco Retail, LLC (representing less than 1% of the combined voting power). W. Keith Maxwell III is the sole member of TxEx Energy Investments, LLC, a Texas limited liability company (“TxEx”), which is the sole member of Retailco, LLC and Electric Holdco, LLC, a Texas limited liability company (“Electric Holdco”). Electric Holdco is the sole member of NuDevco Retail Holdings, LLC, a Texas limited liability company (“NuDevco Retail Holdings”), which is the sole member of NuDevco Retail, LLC. Accordingly, W. Keith Maxwell III may therefore be deemed to beneficially own the shares of Class A common stock and Class B common stock held by Retailco and NuDevco Retail reported herein. Mr. Maxwell owns 7,000 shares of Series A Preferred Stock, representing less than 1% of the outstanding Series A Preferred Stock, which is not included in his total amount of shares beneficially owned. The Series A Preferred Stock generally have no voting rights and are not entitled to vote on any matters at the Annual Meeting.

(5)

Based on Amendment No. 1 to the Schedule 13G filed on February 1, 2023 by BlackRock, Inc. with respect to the Company’s Class A common stock held as of December 31, 2022. Based on Amendment No. 1 to the Schedule 13G, BlackRock, Inc. has sole voting power over 889,559 shares of Class A common stock and sole dispositive power over 902,105 shares of Class A common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)

Based on Amendment No. 3 to the Schedule 13G/A filed on February 13, 2023 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation with respect to the Company’s Class A common stock held as of December 30, 2022. Based on Amendment No. 3 to the Schedule 13G/A, (i) Renaissance Technologies LLC has sole voting power over 806,648 shares of Class A common stock and sole dispositive power over 806,648 shares of Class A common stock, and (ii) Renaissance Technologies Holdings Corporation has sole voting power over 806,648 shares of Class A common stock and sole dispositive power over 806,648 shares of Class A common stock. The address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022.

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DISSENTER’S RIGHTS OF APPRAISAL

Neither the DGCL nor our Certificate of Incorporation provides holders of our Common Stock with dissenters’ or appraisal rights in connection with the Certificate of Amendment or Reverse Stock Split.

SHAREHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Proxy Statement Proposals

Any of our shareholders who desired to submit a proposal for action at the 2023 Annual Meeting of Shareholders and wished to have such proposal (a “Rule 14a-8 Proposal”) included in our proxy materials, was required to submit such Rule 14a-8 Proposal to us at our principal executive offices no later than December 7, 2022 unless otherwise notified by us. Only those Rule 14a-8 Proposals that are timely received by us, proper for shareholder action (and otherwise proper), and satisfy the SEC requirements for inclusion will be included in our proxy materials. The Company did not receive any Rule 14a-8 Proposals for the 2023 Annual Meeting of Shareholders.

Other Proposals

Any of our shareholders who desire to submit a proposal for action at the 2023 Annual Meeting of Shareholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in our proxy materials, must submit such Non-Rule 14a-8 Proposal to us at our principal executive offices so that it is received between January 18, 2023 and February 17, 2023, unless we notify the shareholders otherwise. The advance notice provisions contained in our Bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a Rule 14a-8 Proposal included in our Proxy Statement under the rules of the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our Bylaws and the applicable rules of the SEC.

If a Non-Rule 14a-8 Proposal is properly presented at the meeting, we will elect to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that shareholders have executed and submitted to us, on matters not specifically reflected in our proxy materials, and on which shareholders have not had an opportunity to vote by proxy. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules. The Board knows of no matters, other than the proposals included in this Proxy Statement, to be presented for consideration at the Special Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023. However, if the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or after the date of the anniversary of the 2022 Annual Meeting of Shareholders, the notice must be provided by the close of business on the later of the 60th day prior to the 2023 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made, as provided by Rule 14a-19. These deadlines assume that the shareholder has not previously filed a proxy statement with the required information.

Identification of Director Candidates

It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend nominees for election at the annual meeting of shareholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. Final approval of a candidate will be determined by the Board.

The Nominating and Corporate Governance Committee of the Company endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face an independent energy retail services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

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Although we do not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board, when selecting nominees. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the energy retail services industry, accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee may from time to time engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Nominating and Corporate Governance Committee will also consider any nominee recommended by shareholders for election at the annual meeting of shareholders to be held in 2023 if that nomination is submitted in writing, between January 18, 2023 and February 17, 2023, to Via Renewables, Inc., 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, Attention: Legal. The Nominating and Corporate Governance Committee will evaluate director nominees proposed by shareholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to us with the written nomination:

•	the nominee’s name, address and other personal information;

•	the number of shares of each class and series of stock of the Company held by such nominee;

•	the nominating shareholder’s name and address; and

•	all other information required to be disclosed pursuant to our Bylaws.

Each submission must also include a written consent signed by the nominee evidencing a willingness to serve as a director, if elected. We suggest that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by our officers, directors and regular employees. We may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and we will reimburse the forwarding expenses. In addition, we have retained Broadridge Financial Solutions to provide various services relating to the solicitation of proxies, including webhosting, printing, mailing and tabulating votes, for a fee of approximately $10,000. We will bear all costs of solicitation.

SHAREHOLDER LIST

In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Houston, Texas, a list of the shareholders entitled to vote at the Special Meeting. The list will be open to the examination of any shareholder, for purposes germane to the Special Meeting, during ordinary business hours for 10 days before the Special Meeting.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one set of proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, an additional copy of the proxy materials to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials by contacting us at the following address or phone number: 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, Attention: Legal or (713) 600-2600. Conversely, if multiple shareholders sharing an address receive multiple proxy materials and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

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ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including this Proxy Statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at www.viarenewables.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this Proxy Statement.

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Annex A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VIA RENEWABLES, INC.

Via Renewables, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on August 1, 2014 (the “Certificate of Incorporation”).

2. That the Board of Directors of the Corporation duly adopted resolutions through a unanimous written consent setting forth the following amendment (the “Amendment”) of the Certificate of Incorporation of the Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

3. That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of this Amendment.

4. That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FOURTH” by inserting the following immediately after the first sentence thereof, as follows:

“Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each (i) [__] shares of Class A Common Stock and either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Class A Common Stock and (ii) [__] shares of Class B Common Stock and either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Class B Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Holders of Common Stock who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share of Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. Each holder of an Old Certificate shall receive, upon surrender of such Old Certificate, a new certificate representing the number of whole shares of Common Stock to which such shareholder is entitled pursuant to the Reverse Stock Split.”

5. This Amendment has been approved and duly adopted in accordance with the provisions of Section 242 of the DGCL.

6. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of this ______ day of _______, 20 ___.

VIA RENEWABLES, INC.

By:________________________

Name:______________________

Title:_______________________

A-2

VIA RENEWABLES

VIA RENEWABLES, INC.
12140 WICKCHESTER LN., SUITE 100
HOUSTON, TX 77079

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

NOTE: If any other matters come properly before the Special meeting, the persons named in the proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000590504_1 R1.0.0.6

VIA RENEWABLES, INC.
Special Meeting of Shareholders
March 20, 2023 10:00 AM CT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mike Barajas and Paul Konikowski, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of VIA RENEWABLES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, CDT on March 20, 2023, at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, the shares will be voted in accordance with the recommendations of the Board of Directors; therefore, if no direction is given, this proxy will be voted FOR proposal 1.

Continued and to be signed on reverse side

0000590504_2 R1.0.0.6